SECOND AMENDMENT TO INDUSTRIAL LEASE
This Second Amendment to Industrial Lease (the “Amendment”) is made and entered into by and between IGX BRUSHY CREEK, LLC, a Texas limited liability company (“Landlord”) and HYLIION INC., a Delaware corporation (“Tenant”), and is dated for reference purposes only as of June 2, 2021 (the “Amendment Date”).
RECITALS:
WHEREAS, Landlord and Tenant are parties to that certain Industrial Lease dated as of February 5, 2018 (the “Original Lease”), as amended by that certain First Amendment to Industrial Lease dated as of December 1, 2020 (the “First Amendment”), pursuant to which Tenant has leased from Landlord certain premises consisting of approximately 104,112 square feet of space in Building 2 of the Brushy Creek Corporate Center located at 1200 BMC Drive, Cedar Park, Texas 78613, such existing premises being commonly known as Suites 10 and 20, as such leased premises are more particularly described therein. The Original Lease, as so amended, is herein referred to as the “Existing Lease,” and the premises leased to Tenant thereunder is herein referred to as the “Existing Premises.”
WHEREAS, Landlord and Tenant now desire to modify the Existing Lease in order to further expand the leased premises to include the Second Expansion Premises (as defined below), and to make certain other modifications to the terms of the Existing Lease, all as more specifically set forth herein below.
AGREEMENT:
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Definitions. Capitalized terms not otherwise defined herein have the meaning attributed to them in the Existing Lease. The “Lease” shall mean the Existing Lease, as amended by this Amendment.
2.Tender of Possession; Second Expansion Premises. Landlord shall tender possession of the Second Expansion Premises to Tenant free of any other occupants on or before the later of (i) the Amendment Date and (ii) June 1, 2021, subject to Unavoidable Delays. Effective as of October 1, 2021 (the “Second Expansion Commencement Date),” the Premises shall be expanded to include Suite 30 in Building 2, which the parties agree contains 20,668 square feet of space. the location of which is shown for identification purposes only on EXHIBIT A attached hereto (the “Second Expansion Premises”). Any possession or occupancy by Tenant of the Second Expansion Premises prior to the Second Expansion Commencement Date shall be subject to all the terms and provisions of the Lease, except that no Base Rent or Additional Expenses shall be payable with respect to the Second Expansion Premises until the Second Expansion Commencement Date. From and after the Second Expansion Commencement Date, the Premises shall consist of the Existing Premises and the Second Expansion Premises.
3.Condition of Second Expansion Premises. Tenant acknowledges that the Second Expansion Premises is vacant and ready for Tenant’s occupancy. As of the Amendment Date, Tenant accepts the Second Expansion Premises in its “AS-IS”,
Initials    _________    __________
    Landlord    Tenant

“WHERE IS” and “WITH ALL FAULTS” condition, subject to all matters now or hereafter of record, and all laws, ordinances, and governmental regulations and orders. Landlord shall have no obligation to construct, refurbish or otherwise clean, improve or repair the Second Expansion Premises prior to or upon Tenant’s occupancy of the Second Expansion Premises or at any time throughout the Term, subject only to Landlord’s general maintenance obligations under Section 9.1 of the Existing Lease, as modified by this Amendment. Tenant acknowledges and agrees that (i) Tenant has inspected the Second Expansion Premises and has sufficient knowledge and expertise to make such inspection or has caused same to be inspected on its behalf by one or more persons with such knowledge and expertise, and (ii) the Second Expansion Premises are in good and acceptable condition, with all existing structural, roof, mechanical, electrical and plumbing systems in good working order. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORT HEREIN, TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE AND TENANT IS NOT RELYING ON, AND (TO THE EXTENT PERMITTED BY APPLICABLE LAWS) TENANT HEREBY WAIVES AND TENANT AND LANDLORD HEREBY DISCLAIM, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, FITNESS, QUALITY OR CONDITION OF THE SECOND EXPANSION PREMISES OR THE PROJECT OR THE IMPROVEMENTS THEREON OR THE SUITABILITY OF THE SECOND EXPANSION PREMISES, THE PROJECT OR THE IMPROVEMENTS THEREON FOR TENANT’S INTENDED USE. The provisions of this paragraph are a material part of the consideration for this Amendment.
4.Tenant’s Work.
a.Existing Suite 30 Improvements. Pursuant to the First Amendment, Landlord agreed to provide to Tenant the Expansion Allowance (as defined in the First Amendment) in an amount of up to $103,210.00 as a contribution toward the build out of Suite 20. Landlord now agrees to provide Tenant with additional funds or improvements for the buildout of Suite 30 in an additional amount or value of up to $103,340.00 (the “Second Expansion Allowance”), for a total amount committed by Landlord in the First Amendment and in this Second Amendment of $206,550.00 (the “Combined Allowance”). Landlord and Tenant agree that the value of the recently completed tenant improvements now existing in Suite 30 exceed the amount of the Combined Allowance and provide a significant benefit to Tenant, saving Tenant the costs associated with constructing these improvements, and therefore the existing improvements in Suite 30 fully offset and satisfy Landlord’s obligation to provide the Combined Allowance. All improvements currently located in Suite 30 shall remain and be available for Tenant’s use.
b.Tenant’s Performance of Tenant’s Work. Landlord consents to Tenant’s performance of the Tenant’s Work described in ADDENDUM 1 attached hereto, subject to compliance with the terms and conditions thereof. The parties agree that Tenant shall have the right, but not the obligation, to perform the Tenant’s Work; provided, however, if Tenant commences any part of the Tenant’s Work, Tenant shall be obligated to complete the portion(s) of the Tenant’s Work commenced by Tenant (so as not to leave

Initials    _________    __________    2
    Landlord    Tenant

commenced construction in an unfished or unsafe condition) and any other portions of Tenant’s Work related thereto. All Tenant’s Work, if performed, shall be completed at Tenant’s sole expense. Tenant, at Tenant’s sole expense, shall obtain all necessary licenses, permits and approvals of any kind relating in any way to Tenant’s Work prior to the commencement thereof. As provided in Paragraph 10 of the Original Lease, (a) if Tenant is not in default under the Lease, Tenant shall, unless otherwise specifically waived in writing by Landlord prior to the expiration of this Lease or any extension thereof, remove all trade fixtures, equipment and improvements which Tenant has placed in the Premises or in the common areas, and repair all damages to the Premises and common areas caused by such removal and restore the Premises and common areas to their original condition (the condition existing as of the Commencement Date) as provided in Paragraph 9.5 of the Original lease, and (b) any remaining alterations, additions, improvements and fixtures to the Premises or common areas performed by or for Tenant, whether comprising a part of Tenant’s Work or otherwise, shall remain and be surrendered to Landlord, and become the property of Landlord, at the termination of this Lease, unless Landlord requests their removal, in which event Tenant, at Tenant’s sole cost and expense, shall remove the same and restore the Premises and common areas to their original condition at Tenant’s expenses, provided that Landlord notifies Tenant in writing of such removal requirement of such alterations, additions, improvements or fixtures. Notwithstanding anything to the contrary contained in the Lease, in no event shall Tenant perform any work in the Premises or on the Project that would void, jeopardize, violate or invalidate any warranties that may cover any portion of the Premises or Project, including, without limitation, the roof of the building in which the Premises are located, provided Landlord notifies Tenant of the applicable warranty. Landlord reserves the right to require Tenant to use a contractor designated by Landlord to perform any work affecting the roof.
c.Landlord’s Completion of Tenant’s Work. In the event any portion of Tenant’s Work to be completed outside Building 2 remains uncompleted more than 210 days after the commencement of Tenant’s Work, Landlord shall have the right to notify Tenant in writing of such circumstance, and if Tenant has not caused such Tenant’s Work to be completed within 30 days after delivery of such notice, Landlord shall have the right, but not the obligation, to perform any or all of such Tenant’s Work as remains uncompleted, and all costs incurred in connection therewith shall be payable by Tenant to Landlord within five (5) days after demand by Landlord. In addition, if any portion of such work remains uncompleted as of the date that is one (1) year prior to the Termination Date, Landlord shall have the right to require Tenant to immediately remove the uncompleted improvements at any time thereafter.
5.Fenced Area; Gates; Dumpsters; No Underground Storage Tanks. The parties acknowledge that Tenant’s Work contemplates the installation of a fence or fences enclosing a portion of the truck court and parking areas serving Building 2 (the “Fence-), which Fence shall include but not be limited to gates on the west side of the Fence allowing vehicular (including tractor trailer) ingress to and egress from the fenced area. Tenant shall ensure that access through the Fence shall be made available at any and all times for Landlord, Landlord’s property

Initials    _________    __________    3
    Landlord    Tenant

manager, any vendors or persons emptying the dumpsters for Building 2 and any other parties identified or designated by Landlord; provided, however, except in the event of emergency, Landlord shall provide Tenant with at least 24 hours prior notice of such entry and Tenant shall have the right to have a representative present during such entry. Tenant’s right to maintain closed gates on the Fence shall be conditioned on such access remaining available 24 hours per day, 7 days per week. Tenant acknowledges and agrees that the use of all portions of the Project located outside the Premises, including specifically but without limitation any fenced-in portions of the truck court or parking areas, shall be subject to Landlord’s control in all respects and to such reasonable rules and regulations as Landlord shall deem appropriate, in Landlord’s reasonable discretion, and Tenant’s violation of any of the foregoing, remaining after notice and 20 days opportunity to cure, shall be an Event of Default under the Lease, except if such violation is not reasonably capable of being cured within said 20-day period, then so long as Tenant has commenced to cure such violation within said 20-day period, Tenant shall have an additional thirty (30) days to cure such violation provided that Tenant diligently pursues such cure to completion. Notwithstanding anything to the contrary set forth in the Lease or in any plans and specifications for Tenant’s Work approved by Landlord, in no event shall Tenant install any underground storage tanks for fuel or any other substance on the Project.
6.Tenant’s Pro Rata Share.
a.Second Expansion Premises. From and after the Second Expansion Commencement Date, Tenant’s pro rata share shall be 100% of all Additional Expenses relating solely to Building 2. With respect to Additional Expenses that are not incurred solely for the benefit of one particular building in the Project, Landlord reserves the right to allocate such expenses among the buildings in the Project benefitting from such expenses in a manner determined by Landlord to be fair and reasonable; provided, however, in no event shall Tenant’s pro rata share of such Additional Expenses exceed the percentage that the square foot area of the Premises bears to the total square foot area of the buildings comprising the Project that benefit from such expenses. For sake of clarity, Tenant shall not be responsible for, and Tenant’s pro rata share shall be 0%, for Additional Expenses relating solely to buildings in the Project other than Building 2. All such amounts shall be due and payable at the time and in the manner set forth in the Lease.
b.Cap on Additional Expenses. Notwithstanding anything to the contrary contained in the Lease, the cap on increases in Tenant’s pro rata share of Controllable Additional Expenses described in Section 8.6 of the Lease shall not apply to any expenses attributable to or arising in connection with or out of Tenant’s Work or the alterations or improvements to be constructed by Tenant, or resulting from Tenant’s exclusive use of any areas located within the fences to be constructed by or for Tenant as contemplated herein. The calculation of the cap on increases in Controllable Additional Expenses set forth in said Section 8.6 of the Lease shall be calculated on a per square foot basis, and, at Landlord’s option, shall be calculated separately with respect to the Existing Premises and the Second Expansion Premises. With respect to the Second Expansion Premises, such cap shall not apply until January 1 following the end of the first full calendar year after the Second Expansion Commencement Date.

Initials    _________    __________    4
    Landlord    Tenant

7.Indemnification. Tenant’s obligations set forth in clause (i) of Section 14.1 of the Lease shall extend to and include any injuries or death to persons and damage to property occurring within any portion of the Project that is fenced-in by Tenant, including, without limitation, the truck court, parking areas and drive aisles for Building 2.
8.Term. Commencing as of the Second Expansion Commencement Date, the Term of the Lease for all of the Premises (including the Existing Premises and the Second Expansion Premises) shall be extended until and shall expire on, and the “Termination Date” (as such term is used in this Lease) shall mean, September 30, 2028, unless sooner terminated in accordance with the terms of the Lease and subject to the renewal rights contained in Exhibit E to the Lease (as amended by this Amendment). The parties agree that the Term for the Existing Premises and for the Second Expansion Premises shall be coterminous. As such phrase is used in the Lease, the “Commencement Date,” as it relates to the Second Expansion Premises, shall mean and refer to the Second Expansion Commencement Date.
The Lease is hereby amended by deleting the first paragraph of Exhibit E thereto and substituting the following paragraph in its place:
Tenant, but not any assignee or subtenant of Tenant, shall have the option to extend the Term for up to two (2) consecutive terms of five (5) years each (each, a “Renewal Term”), provided (a) Tenant is not in default at the time of exercise of the respective option, and (b) Tenant gives written notice of its exercise of the respective option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the then current Term or Renewal Term (as applicable). Each Renewal Term shall be upon the same terms and conditions, except (i) Tenant shall have no further right of renewal after the second Renewal Term (or after the first Renewal Term, if the second Renewal Term is not properly exercised), and (ii) the monthly Base Rent will be equal to the Market Rental Rate (as defined below). Tenant shall continue to be responsible for Tenant’s pro rata share of Additional Expenses during the respective Renewal Term, if exercised by Tenant.
9.Rent.
a.Prior to Second Expansion Commencement Date. Prior to the Second Expansion Commencement Date, (i) Tenant shall not be required to pay Base Rent or Additional Expenses for the Second Expansion Premises, and (ii) Base Rent and Additional Expenses for the Existing Premises shall continue to be paid in accordance with the Existing Lease, except that commencing the later of (a) the Amendment Date and (b) June 1, 2021 and continuing until the Second Expansion Commencement Date, the annual rate of Base Rent for Suite 20, referred to as the “Expansion Premises” in the First Amendment, shall be increased by Seventy-Five Cents ($0.75) per square foot to Fourteen and 12/100 Dollars ($14.12) per square foot.
b.After Second Expansion Commencement Date. Commencing on the Second Expansion Premises Date and continuing through the remainder of the Term of the Lease, Tenant shall pay Base Rent and Additional Expenses for the entire Premises, including, without limitation, the Second

Initials    _________    __________    5
    Landlord    Tenant

Expansion Premises, on a monthly basis in the manner described in the Lease. Base Rent shall be payable during such time period according to the Base Rent schedule attached hereto as EXHIBIT B, which rent schedule contains a blended rate of Base Rent for all of Building 2, which blended rate is calculated on the basis of an initial annual rate of Base Rent equal to Fourteen and 12/100 Dollars ($14.12) per square foot for the Second Expansion Premises.
10.Security Deposit. Tenant shall pay to Landlord as security for the full performance of all the provisions of the Lease an additional sum equal to $101,689.79 (the “Additional Deposit”). The Additional Deposit will be added to and become a part of the Security Deposit Landlord currently is holding in the amount of $119,918.57, for a total Security Deposit amount of $221,608.36, which is equal to one month of gross rent for the Existing Premises and the Second Expansion Premises, calculated on the basis of the Base Rent payable for the final month of the Term plus Landlord’s current estimate of monthly Additional Expenses that will be payable in the first full month immediately following the Second Expansion Commencement Date. The Additional Deposit shall be paid to Landlord on the Amendment Date. The entire Security Deposit shall be held, applied, replenished and refunded in accordance with the terms of the Lease.
11.Letter of Credit. In addition to the cash Security Deposit described above, and to further secure and guarantee the obligations of Tenant under this Lease, Tenant shall deliver to Landlord, on or before the date that is thirty (30) days after the Amendment Date, an irrevocable, transferable, standby letter of credit (“Letter of Credit”) in the amount of $664,825.07, in form and substance, and issued by a bank, reasonably acceptable to Landlord. Provided that no monetary or other default under the Lease shall have occurred, the requirement to maintain a Letter of Credit shall terminate on the scheduled Termination Date and shall not apply to any Renewal Terms. Subject to the foregoing sentence, the Letter of Credit shall have an expiry date of no earlier than thirty (30) days following the last day of the Term of the Lease, as the same may be extended or renewed; provided, however, that this requirement may be satisfied by a series of Letters of Credit issued on an annual basis, or an automatically renewing Letter of Credit which otherwise meet the requirements hereof, provided that at no time before the last day of the Term of the Lease shall the Letter of Credit then held by Landlord hereunder have less than thirty (30) remaining days prior to its expiration or cancellation. If at any time prior to the last day of the Term of the Lease less than thirty (30) days exists prior to the expiration or cancellation of the Letter of Credit then held by Landlord and if Tenant has failed to provide a substitute letter of credit or equal amount of cash security complying with the terms hereof within fifteen (15) days after Tenant’s receipt of written notice and opportunity to cure from Landlord, a Tenant Event of Default shall be deemed to have occurred under this Lease, without any further requirement or notice or opportunity to cure, notwithstanding any notice requirements or cure periods provided in the Lease. The Letter of Credit shall be issued in favor of the Landlord (and its transferees), and shall be conditioned only upon receipt of a certified statement from Landlord (or its transferees) to the issuer that an Event of Default by Tenant has occurred under the Lease after applicable notice and opportunity to cure (if applicable), and that Landlord is entitled to draw upon the Letter of Credit. Landlord is authorized to present the Letter of Credit to the issuer for payment in the event of any Event of Default by Tenant under the Lease after any applicable notice and opportunity to

Initials    _________    __________    6
    Landlord    Tenant

cure provided in the Lease for such Event of Default. The proceeds of such Letter of Credit shall thereupon be payable by the issuer thereof to the Landlord, who shall hold and use such proceeds as additional cash security for the performance of Tenant’s covenants and obligations under this Lease in the same manner as the cash Security Deposit.
12.Financial Statements. For so long as Tenant remains a publicly-traded company and is subject to reporting to the Securities and Exchange Commission (SEC), Landlord shall obtain all financial information concerning Tenant from publicly available records filed by Tenant with the SEC and Tenant shall have no obligation to deliver financial statements pursuant to the Lease. If Tenant ceases to be a publicly traded company, Tenant shall provide to Landlord financial statements in accordance with Section 27 of the Original Lease.
13.Access Devices. Promptly after completion of Tenant’s Work, Tenant shall deliver to Landlord’s property manager keys, access codes or cards, or other appropriate access devices to all doors and gates leading to the Premises and to each gate to be installed as part of Tenant’s Work. Thereafter, Tenant shall ensure that Landlord or Landlord’s property manager shall promptly receive updated keys, access codes or cards, or other appropriate access devices any time locks or other security devices are modified, such that Landlord always has in its possession, or in the possession of its property manager, working keys, access codes or cards, or other appropriate access devices by which Landlord can gain access to all areas of the Project, including, without limitation, any areas inside the Fence, 24 hours per day and 7 days per week.
14.Brokers. Each party represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Cushman & Wakefield and Aquila Commercial, LLC (collectively, the “Brokers”), and Landlord and Tenant each agrees to indemnify and hold harmless the other from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this transaction. Landlord shall pay a commission to Brokers pursuant to a separate written agreement or agreements. No broker shall be a third party beneficiary of this Amendment.
15.Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas. (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Landlord and each person signing this Amendment on behalf of Landlord represents to Tenant as follows: (i) Landlord has the full right and authority to bind itself without the consent or approval of any other person or entity and that it has full power, capacity, authority, and legal right to execute and deliver this Amendment and to perform all of its obligations hereunder; and (ii) no consent of any lender or any other party is required for the execution of this Amendment, or such consent has been obtained and evidence of same has been delivered to Tenant.
16.Estoppel Certificate. Concurrently with Tenant’s execution of this Amendment, or at such later date as Landlord may request on not fewer than ten (10) days’ advance notice, Tenant shall deliver to Landlord an estoppel certificate, in the

Initials    _________    __________    7
    Landlord    Tenant

form attached hereto as EXHIBIT C, duly executed by Tenant (the “Second Amendment Estoppel Certificate”). In the event Tenant fails to deliver to Landlord a signed Second Amendment Estoppel Certificate as and when required herein, Landlord shall have the right to sign such Second Amendment Estoppel Certificate in the name of Tenant, and Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact for such purposes.
17.Exhibits. Each Exhibit and Addendum attached hereto is made a part hereof for all purposes.
18.Execution. This Amendment may be executed in multiple counterparts and all such counterparts when taken together shall constitute one and the same instrument. This Amendment and counterparts thereof, may be executed and delivered by facsimile or other electronic transmission, with the same effect as an original executed Amendment or counterpart.
19.Effect of Amendment. The Second Expansion Premises shall be subject to all of the terms and conditions of the Existing Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions that were granted with respect to the Existing Premises unless such concessions are expressly provided for in this Amendment with respect to the Second Expansion Premises. Except as expressly modified herein, the terms of the Existing Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify such terms, as herein amended. From and after the Amendment Date, references in the Existing Lease or in this Amendment to the “Lease,” shall mean the Existing Lease as amended by this Amendment.
20.No Representations. Landlord, Landlord’s agents, Tenant, and Tenant’s agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein and neither Landlord nor Tenant has relied on any representations except as expressly set forth herein.
21.Entire Agreement. This Amendment, together with the Existing Lease and the Commencement Date Agreement executed by the parties with respect to the Existing Premises, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Existing Lease, and no prior agreement. understanding or representation pertaining to any such matter shall be effective for any purpose.
22.Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
23.Governing Law. Construction and interpretation of this Lease will be governed by the applicable laws of the State of Texas, excluding any principles of conflicts of laws. Any disputes arising under, in connection with, or incident to this Amendment or about its interpretation will be resolved exclusively in the state or federal courts located in the county in which the Premises are located. Each of the

Initials    _________    __________    8
    Landlord    Tenant

parties irrevocably submits to those courts’ venue and jurisdiction for such disputes.
24.Submission Not an Offer. The submission by Landlord or Tenant of this Amendment shall have no binding force or effect, shall not constitute an option, and shall not confer any right or impose any obligations upon either party, until execution and delivery of this Amendment by both parties.
[Signature page follows.]

Initials    _________    __________    9
    Landlord    Tenant

IN WITNESS WHEREOF, this Amendment is executed to be effective as of the Amendment Date.
TENANT:
HYLIION INC.,
a Delaware corporation
By: /s/ Greg Standley
Name: Greg Standley
Title: VP of Finance & Acctg

Date Signed: June 2, 2021

LANDLORD:
IGX BRUSHY CREEK, LLC.
a Texas limited liability company

By:    IGX Dynamo Holdings, LP,
    a Texas limited partnership
    its Managing Member

    By:    IGX Dynamo Brushy Creek GP, LLC,
        a Texas limited liability company
        its General Partner
    By: /s/ Marcelo Gutierrez
    Name: Marcelo Gutierrez Gutierrez
    Title: Manager

    Date signed: June 4, 2021
Signature Page to
First Amendment to Industrial Lease